UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2017

SOLARIS OILFIELD INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 900

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 11, 2017, Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) of an aggregate of 10,100,000 shares of Class A Common Stock at a price to the public of $12.00 per share ($11.28 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,515,000 additional shares of Class A Common Stock if the Underwriters sell more than an aggregate of 10,100,000 shares of Class A Common Stock. The material terms of the Offering are described in the prospectus, dated May 11, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 15, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333- 216721), initially filed by the Company on March 15, 2017 (the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on May 17, 2017, and the Company received proceeds from the Offering of approximately $110.8 million (net of underwriting discounts, commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company intends to contribute all of the net proceeds of this offering to Solaris Oilfield Infrastructure, LLC (“Solaris LLC”) in exchange for a single class of units in Solaris LLC (“Solaris LLC Units”). Solaris LLC will use (i) $5.5 million to fully repay the existing balance under Solaris LLC’s revolving credit facility, (ii) approximately $3.1 million to pay cash bonuses to certain employees, (iii) approximately $25.8 million to make a cash distribution to the existing owners of Solaris LLC and (iv) any remaining net proceeds for general corporate purposes, including to fund the Company’s 2017 capital program.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Amended and Restated Limited Liability Company Agreement of Solaris Oilfield Infrastructure, LLC

On May 11, 2017, in connection with the Offering, Solaris LLC amended and restated its First Amended and Restated Limited Liability Company Agreement (the “Solaris LLC Agreement” and as amended, the “A&R Solaris LLC Agreement”). The amendments to the Solaris LLC Agreement, among other things, (i) converted all of the membership interests in Solaris LLC into (a) a single class of units in Solaris LLC representing in the aggregate 32,365,823 Solaris LLC Units and (b) the right to receive the distributions of proceeds described above and an aggregate of 32,365,823 shares of Class B common stock and (ii) admitted the Company as the sole managing member of Solaris LLC. In accordance with the terms of the A&R Solaris LLC Agreement, the holders of Solaris LLC Units will generally have the right to exchange their Solaris LLC Units (and a corresponding number of shares of the Company’s Class B common stock (the “Class B Common Stock”)), for an aggregate of 32,365,823 shares of the Company’s Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each Solaris LLC Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications.

The foregoing description of the A&R Solaris LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the A&R Solaris LLC Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Indemnification Agreements

On May 11, 2017, in connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On May 17, 2017 in connection with the closing of the Offering, the Company issued 32,365,823 shares of its Class B Common Stock in connection with the consummation of the transactions contemplated by the A&R LLC Agreement. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof. The information set forth under Item 1.01 under “Second Amended and Restated Limited Liability Company Agreement of Solaris Oilfield Infrastructure, LLC” is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective May 11, 2017, the Board of Directors of the Company (the “Board”) appointed James R. Burke, Edgar R. Giesinger, W. Howard Keenan, Jr., F. Gardner Parker and A. James Teague as members of the Board.

In connection with their respective appointments, Messrs. Burke, Giesinger, Keenan, Parker and Teague entered into Indemnification Agreements with the Company, which are attached as Exhibits 10.8 through 10.12 to this Current Report on Form 8-K. A description of the Indemnification Agreements is contained above.

There are no arrangements or understandings between Messrs. Burke, Giesinger, Keenan, Parker and Teague and any other person pursuant to which he was selected as a director. Messrs. Burke, Giesinger, Keenan, Parker and Teague have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Messrs. Burke, Giesinger, Keenan, Parker and Teague have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Messrs. Burke and Keenan will serve on the Board’s Nominating and Governance Committee, Messrs. Keenan and Parker will serve on the Board’s Compensation Committee and Messrs. Giesinger, Parker and Teague will serve on the Board’s Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 11, 2017, by and among Solaris Oilfield Infrastructure, Inc. and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

10.1	Second Amended and Restated Limited Liability Company Agreement of Solaris Oilfield Infrastructure, LLC.

10.2	Indemnification Agreement (William A. Zartler).

Exhibit Number	Description

10.3	Indemnification Agreement (Gregory A. Lanham).

10.4	Indemnification Agreement (Kyle S. Ramachandran).

10.5	Indemnification Agreement (Kelly L. Price).

10.6	Indemnification Agreement (Cynthia M. Durrett).

10.7	Indemnification Agreement (Lindsay R. Bourg).

10.8	Indemnification Agreement (James R. Burke).

10.9	Indemnification Agreement (Edgar R. Giesinger).

10.10	Indemnification Agreement (W. Howard Keenan, Jr.).

10.11	Indemnification Agreement (F. Gardner Parker).

10.12	Indemnification Agreement (A. James Teague).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

	By:	/s/ KYLE S. RAMACHANDRAN
Kyle S. Ramachandran
Chief Financial Officer
Dated: May 17, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 11, 2017, by and among Solaris Oilfield Infrastructure, Inc. and Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

10.1	Second Amended and Restated Limited Liability Company Agreement of Solaris Oilfield Infrastructure, LLC.

10.2	Indemnification Agreement (William A. Zartler).

10.3	Indemnification Agreement (Gregory A. Lanham).

10.4	Indemnification Agreement (Kyle S. Ramachandran).

10.5	Indemnification Agreement (Kelly L. Price).

10.6	Indemnification Agreement (Cynthia M. Durrett).

10.7	Indemnification Agreement (Lindsay R. Bourg).

10.8	Indemnification Agreement (James R. Burke).

10.9	Indemnification Agreement (Edgar R. Giesinger).

10.10	Indemnification Agreement (W. Howard Keenan, Jr.).

10.11	Indemnification Agreement (F. Gardner Parker).

10.12	Indemnification Agreement (A. James Teague).